UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

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NetSol Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 22, 2008

Dear Fellow Shareholder,

The upcoming annual meeting of NetSol Technologies, Inc., scheduled to be held on May 2, 2008 is quickly approaching. Your vote is extremely important, regardless of the number of shares of NetSol Technologies, Inc. common stock that you own.

Your Boards of Directors have unanimously recommend that you vote “FOR” the nominees for Directors, “FOR” the ratification of the appointment of the accounting firm, “FOR” the amendment of our articles of incorporation to increase the number of authorized shares of capital stock and “FOR” approval of the NetSol Technologies, Inc. 2008 Equity Incentive Plan.

Your board unanimously recommends a vote “FOR” the amendment of our articles of incorporation to increase the number of authorized shares of capital stock from 50,000,000 to 100,000,000 shares (Proposal 3) for the following reasons, as more clearly outlined in the proxy statement that you have received:

● Provides necessary flexibility in our corporate planning in responding to developments in our business, including possible financing and acquisition transactions, common stock splits or dividends and for other general corporate purposes

● No current plan to issue additional shares, but it is important for management to have additional capital stock available in order to address new initiatives without undue delay or cost

Your board unanimously recommends a vote “FOR” approval of the NetSol Technologies, Inc. 2008 Equity Incentive Plan (Proposal 4) for the following reasons, as more clearly outlined in the proxy statement that you have received:

● Provides us with flexibility to motivate, attract, and retain the services of employees upon whom our success depends and to provide them with an equity interest in our Company in order to motivate superior performance

● Aligns executives’ interests with those of the stockholders by rewarding performance at or above established goals, with the ultimate objective of increasing stockholder value

 ● Maximum number of shares (1,000,000 shares) to be issued under the plan represents less than 4% of the current shares outstanding

Please note that if you do not vote on Proposal 3 or Proposal 4, it has the same effect as a vote “against” these proposals. We urge you to vote “FOR” all proposals at your earliest convenience.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (800) 578-5378. Thank you for your continued support.

Kind Regards,

Najeeb Ghauri
Chief Executive Officer
NetSol Technologies, Inc.

Your Vote Is Very Important!

You Can Vote by Mailing Your Proxy Card
or
You Can Vote by Internet or Telephone

✓ Vote by Internet	✓ Vote by Telephone
Follow these four easy steps to vote online:	Follow these four easy steps to vote via telephone:
1. Read the accompanying proxy material and proxy card.
2. Go to the voting website www.proxyvote.com
3. Enter the 12-digit control number listed on your proxy card.
4. Follow the instructions provided to vote.

1. Read the accompanying proxy material and proxy card.
2. Please call toll-free 1-800-454-8683.
3. When prompted, enter the 12-digit control number listed on your proxy card.
4. Follow the instructions provided to vote.